EXHIBIT 99.1

SACRAMENTO, CA - JANUARY 18, 2001

            AMERICAN RIVER HOLDINGS REPORTS CORE EPS GROWTH OF 28.2%
                           AND ASSET GROWTH OF 14.4%

SACRAMENTO, Calif., Jan. 18 /PRNewswire/ -- American River Holdings (Nasdaq:
AMRB ) announced today its financial results for the year 2000, as well as for the fourth quarter ending December 31, 2000. For the year ended 2000, core diluted EPS was $1.59, up 28.2% from the $1.24 recorded in 1999. Core earnings exclude merger-related expenses. Core net income was $3,967,000 for the year compared to $3,128,000 in 1999. This is an increase of 26.8%. Diluted EPS, including merger-related expenses, was $1.42, up 14.5% from the $1.24 recorded in 1999 and net income was $3,546,000.

"This was an exciting year for our company, with the merger with North Coast Bank, our Nasdaq listing, record profits and significant growth," stated David Taber, President & CEO of the company. He added, "Total assets grew by 14.4% and net loans grew by 27.8%. Our asset quality remained strong, with no foreclosed property on the books at year-end."

On a year-to-date basis, the net interest margin and non-interest income grew by $1,830,000 (15.6%) and $537,000 (32.6%), respectively, while non-interest expense, excluding merger-costs, increased just $866,000 (11.1%). The net interest margin was propelled by significant loan growth offset partially by higher funding costs. The 32.6% surge in non-interest income was mostly due to a $158,000 (57.9%) increase in fees from the receivables management business and $130,000 (270.8%) increase in fees generated by first source capital, for equipment leases brokered.

Total assets at December 31, 2000 were $284,272,000 which is an increase of 14.4% over the previous year. Net loans ended the year at $200,658,000 up 27.8% from the $157,044,000 in 1999. Our merger with North Coast Bank became effective on October 25, 2000 and because we are using a pooling of interests accounting method, the financial information and historical numbers reported here include North Coast Bank. The Company issued 0.9644 of a share of American River Holdings common stock in a tax-free exchange for each North Coast Bank share outstanding. North Coast Bank has 3 offices in vibrant Sonoma County.

The market capitalization of the company grew to $33,233,000. The company ended the year with 2,395,159 shares outstanding.

Asset quality remained solid with just 0.33% of non-performing loans and leases to total loans and leases. Net charge-offs to average loans and leases were only 0.14% for the year. The allowance for loan losses stood at 1.21% of total loans and leases.

Operating ratios for the company at December 31, 2000 were as follows: core return on average assets was 1.53%, up significantly from the 1.39% reported last year. Core return on average equity was 17.82%, up significantly from the 15.71% reported last year. The core efficiency ratio, on a fully taxable equivalent basis, was 54.24%.


Page 4 of 6 Pages

FOR THE FOURTH QUARTER 2000

The company recorded its 68th consecutive, profitable quarter. Core earnings were $1,039,000 compared to $897,000 in the fourth quarter of 1999. Core diluted EPS for the quarter came in at $0.41 while diluted EPS, including merger-related expenses, was $0.35. For the fourth quarter of 1999, core earnings were $897,000 and core diluted EPS was $0.36.

The return on average assets was 1.27% and the return on average equity was 15.07%. Core return on average assets was 1.49% and core return on average equity was 17.73%. The core efficiency ratio on a fully taxable equivalent basis was 54.50% for the quarter.

American River Holdings is a financial services company with three subsidiaries, American River Bank, a community business bank with four offices in Sacramento and Placer Counties, North Coast Bank, a community business bank with three offices in Sonoma County and first source capital, also headquartered in Sacramento, which provides equipment lease financing for businesses throughout the country.

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, www.firstsourcecapital.com

Unaudited financial statements are attached. Earnings per share have been adjusted for 5% stock dividends in 2000 and 1999 and a 3-for-2 stock split in May of 1999.

-------------------------------------------------------------------------------
         THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS ABOUT AMERICAN RIVER HOLDINGS' AND SUBSIDIARIES' FINANCIAL CONDITION, RESULTS OF OPERATIONS, PLANS, OBJECTIVES AND FUTURE PERFORMANCE. A NUMBER OF FACTORS, ANY OF WHICH ARE BEYOND THE CONTROL OF AMERICAN RIVER HOLDINGS OR ITS SUBSIDIARIES COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS.
-------------------------------------------------------------------------------



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

AMERICAN RIVER HOLDINGS
Financial Summary

STATEMENT OF CONDITION               DECEMBER 30    DECEMBER 30      PERCENT
   (Unaudited)                           2000           1999          CHANGE
                                     ------------------------------------------
ASSETS
CASH & DUE FROM BANKS                $ 26,753,000   $ 17,220,000         55.36%
INVESTMENTS                            48,040,000     67,400,000         28.72%)
NET LOANS                             200,658,000    157,044,000         27.77%
BANK PREMISES & FF&E                    1,688,000      1,214,000         39.04%
AR SERVICING RECEIVABLE                 3,180,000      2,123,000         49.79%
OTHER ASSETS                            3,953,000      3,539,000         11.70%
                                     ------------   ------------   ------------
TOTAL ASSETS                         $284,272,000   $248,540,000         14.38%
                                     ============   ============   ============
LIABILITIES
TOTAL DEPOSITS                       $239,312,000   $223,077,000          7.28%
SHORT & LONG-TERM BORROWNGS            18,073,000      3,125,000        478.34%
OTHER LIABILITIES                       2,474,000      1,727,000         43.25%
                                     ------------   ------------   ------------
TOTAL LIABILITIES                     259,859,000    227,929,000         14.01%
TOTAL EQUITY CAPITAL                   24,413,000     20,611,000         18.45%
                                     ------------   ------------   ------------
TOTAL LIABILITIES & CAPIAL           $284,272,000   $248,540,000         14.38%
                                     ============   ============   ============

STATEMENT OF INCOME                                       FOURTH         FOURTH         FOR THE TWELVE MONTHS
     (UNAUDITED)                                         QUARTER        QUARTER          ENDING DECEMBER 31
                                                           2000           1999           2000           1999
                                                       -----------    -----------    -----------    -----------
TOTAL INTEREST INCOME                                  $ 5,793,000    $ 4,609,000    $21,227,000    $17,229,000
TOTAL INTEREST EXPENSE                                   2,119,000      1,491,000      7,643,000      5,475,000
                                                       -----------    -----------    -----------    -----------
NET INTEREST MARGIN                                      3,674,000      3,118,000     13,584,000     11,754,000
PROVISION FOR LOAN LOSSES                                  223,000        150,000        672,000        582,000
NON-INTEREST INCOME                                        568,000        393,000      2,184,000      1,647,000
MERGER EXPENSES                                            258,000              0        693,000              0
NON-INTEREST EXPENSE                                    2,333,,000      1,917,000      8,636,000      7,770,000
                                                       -----------    -----------    -----------    -----------
PRETAX INCOME                                            1,428,000      1,444,000      5,767,000      5,049,000
INCOME TAXES                                               545,000        547,000      2,221,000      1,921,000
                                                       -----------    -----------    -----------    -----------
NET INCOME                                             $   883,000    $   897,000    $ 3,546,000    $ 3,128,000
MERGER EXPENSES, NET OF TAX                            $   156,000    $         0    $   421,000    $         0
                                                       -----------    -----------    -----------    -----------
CORE EARNINGS                                          $ 1,039,000    $   897,000    $ 3,967,000    $ 3,128,000
                                                       ===========    ===========    ===========    ===========

EARNINGS PER SHARE--BASIC                              $      0.37    $      0.38    $      1.49    $      1.31
EARNINGS PER SHARE--DILUTED                            $      0.35    $      0.36    $      1.42    $      1.24

CORE EARNINGS PER SHARE--BASIC                         $      0.43    $      0.38    $      1.67    $      1.31
CORE EARNINGS PER SHARE--DILUTED                       $      0.41    $      0.36    $      1.59    $      1.24

AVERAGE SHARES OUTSTANDING                               2,392,490      2,370,761      2,376,433      2,389,293

---------------------------------------------------------------------------------------------------------------
OPERATING RATIOS
   RETURN ON AVERAGE ASSETS                                   1.27%          1.50%          1.36%          1.39%
   RETURN ON AVERAGE ASSETS--CORE                             1.49%          1.50%          1.53%          1.39%
   RETURN ON AVERAGE EQUITY                                  15.07%         17.44%         15.93%         15.71%
   RETURN ON AVERAGE EQUITY--CORE                            17.73%         17.44%         17.82%         15.71%
   EFFICIENCY RATIO (FULLY TAXABLE EQUIVALENT)               60.52%         54.05%         58.59%         57.48%
   EFFICIENCY RATIO (FULLY TAXABLE EQUIVALENT--CORE)         54.50%         54.05%         54.24%         57.48%
---------------------------------------------------------------------------------------------------------------

      EARNINGS PER SHARE HAVE BEEN ADJUSTED FOR A 5% STOCK DIVIDEND IN 1999
                 AND 2000 AND A 3 FOR 2 STOCK SPLIT IN MAY 1999.


Page 6 of 6 Pages